EXHIBIT 5.1
OPINION OF BRADLEY & RILEY PC AS TO VALIDITY OF SHARES BEING REGISTERED
Bradley & Riley PC
Attorneys and Counselors
CEDAR RAPIDS — IOWA CITY
2007 FIRST AVENUE SE
CEDAR RAPIDS, 52402-6344
MAILING ADDRESS:
PO BOX 2804
Cedar Rapids, IA 52406-2804
TELEPHONE: 319-363-0101
FAX: 319-363-9824
November 4, 2011
United Fire Group, Inc.
118 Second Avenue SE
Cedar Rapids, IA 52407-3909
Re: United Fire Group, Inc. Registration Statement on Form S-4
Ladies and Gentlemen:
          We have acted as counsel to United Fire Group, Inc., an Iowa corporation (“Group”), in connection the Agreement and Plan of Reorganization dated as of May 25, 2011 (the “Reorganization Agreement”), by and between Group, United Fire & Casualty Company, an Iowa corporation (“UFC”) and UFC MergeCo, Inc., an Iowa corporation (“MergeCo”), that provides for the merger (the “Merger”) of UFC with MergeCo, with UFC surviving the Merger as a wholly owned subsidiary of Group, and the conversion of each share of common stock, par value $3.33 1/3 per share of UFC issued and outstanding immediately prior to the effective time of the Merger into one duly issued, fully paid and nonassessable share of common stock, $.001 par value per share, of Group (“Group Common Stock”) (collectively with the other transactions contemplated by the Reorganization Agreement, the “Reorganization”). In connection with the Reorganization, Group will issue up to 26,195,552 shares of Group Common Stock (the “Shares”) upon the terms and conditions set forth in the Reorganization Agreement and as described in the above-captioned Registration Statement on Form S-4 (the “Registration Statement”) of Group, as filed with the Securities and Exchange Commission (the “Commission”).
          As counsel for Group we have examined and relied upon such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion. We have also made such examinations of law as we have deemed relevant.
          Based upon the foregoing, it is our opinion that upon the issuance of the Shares in accordance with the terms of the Reorganization Agreement and as described in the Registration Statement, the Shares will be duly authorized and legally issued, fully paid and nonassessable.
          We hereby consent to the filing with the Commission of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

BRADLEY & RILEY PC

/s/ Bradley & Riley PC